UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2011

RAYSTREAM INC.

(Exact name of registrant as specified in charter)

Nevada	333-167084	27-2310076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

219 Redfield Parkway #204, Reno, Nevada	89509
(Address of principal executive offices)	(Zip Code)

775-345-3521

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On November 1, 2011, Raystream Inc. (the “Company”) appointed Paul M. Hamer as a Director on the Company’s Board of Directors.  Mr. Hamer’s appointment as Director increases the number of Directors serving on the Company’s Board to three.

Paul Hamer brings a wealth of experience and strategic contacts to the Company, with over 22 years serving retailers, restaurant chains and product manufacturers.  From 2001 to present, Mr. Hamer has served as Executive Vice President of Development for Davaco, Inc., a national leading provider of turnkey retail and restaurant service solutions.  Mr. Hamer was instrumental in the growth of Davaco, Inc., from a start-up to a $100M retail and restaurant services company and B2B ecommerce company.

Mr. Hamer will serve as our Director until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Hamer and any other person pursuant to which he was selected as a director.  There are no family relationship between Mr. Hamer and any of our officers or directors.  Mr. Hamer has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYSTREAM INC.

Date: November 2, 2011	By:	/s/ Brian Petersen
Brian Petersen, President, C.E.O. & Director